Exhibit 99.1

Chief Gathering LLC

BALANCE SHEETS

(Unaudited)

	March 31, 2012	December 31, 2011
ASSETS

Current assets
Accounts receivable – trade	$5,390,677	$5,077,906

Total current assets	5,390,677	5,077,906

Property and equipment, net	312,320,084	264,311,750
Inventory	12,667,720	12,879,055
Notes receivable	412,025	–

Total assets	$330,790,506	$282,268,711

LIABILITIES AND MEMBER’S EQUITY

Current liabilities
Affiliate payable	$1,289,081	$2,348,452

Total current liabilities	1,289,081	2,348,452

Note payable – related party	280,200,943	234,481,687
Long term debt	45,000,000	45,000,000

Commitments and contingencies (Note G)

Member’s equity	4,300,482	438,572

Total liabilities and member’s equity	$330,790,506	$282,268,711

The accompanying notes are an integral part of these financial statements.

Chief Gathering LLC

STATEMENT OF OPERATIONS

Three months ended

(Unaudited)

	March 31, 2012	March 31, 2011

Revenues
Gathering fees	$8,605,126	$4,486,276
Affiliate gathering fees	529,898	708,660

Total revenues	9,135,024	5,194,936

Expenses
Depreciation	2,656,410	1,377,888
Gathering operating expenses	977,912	750,397
General and administrative	1,243,024	979,337

Total operating expenses	4,877,346	3,107,622

Operating income	4,257,678	2,087,314

Other income (expenses)
Interest income	3,858	–
Interest expense	(399,626)	(115,807)

Net income	$3,861,910	$1,971,507

The accompanying notes are an integral part of these financial statements.

Chief Gathering LLC

STATEMENT OF CHANGES IN MEMBER’S EQUITY

(Unaudited)

Member’s equity – January 1, 2012	$438,572
Net income	3,861,910

Member’s equity – March 31, 2012	$4,300,482

The accompanying notes are an integral part of these financial statements.

Chief Gathering LLC

STATEMENTS OF CASH FLOWS

Three months ended

(Unaudited)

	March 31, 2012	March 31, 2011

Operating activities
Net income	$3,861,910	$1,971,507
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	2,656,410	1,377,888
Interest expense accumulated in note payable – related party	133,614	–
Interest income accumulated in note receivable	(3,858)	–
Changes in operating assets and liabilities
Accounts receivable – trade	(312,771)	(918,123)
Inventory	(10,700)	(1,916,325)
Affiliate payable	2,397,213	9,600,607

Net cash provided by operating activities	8,721,818	10,115,554

Investing activities
Expenditures for property and equipment	(53,899,293)	(10,115,554)
Advances on note receivable	(408,167)	–

Net cash used in investing activities	(54,307,460)	(10,115,554)

Financing activities
Advances on note payable – related party	45,585,642	–

Net cash provided by financing activities	45,585,642	–

Increase in cash and cash equivalents	–	–

Cash and cash equivalents, beginning of year	–	–

Cash and cash equivalents, end of year	$–	$–

Supplemental cash flow disclosure
Non-cash investing activities – transfers from inventory to property and equipment	$222,035	$510,958

Non-cash financing activities – accrued property and equipment capital expenditures	$3,456,584	$1,383,303

The accompanying notes are an integral part of these financial statements.

Chief Gathering LLC

NOTES TO FINANCIAL STATEMENTS

Three months ended March 31, 2012

(Unaudited)

NOTE A – NATURE OF OPERATIONS

Chief Gathering LLC (the “Company”) is a Texas limited liability company that constructs and operates pipelines within the Marcellus shale in Pennsylvania and West Virginia to deliver natural gas from wellheads to interstate and intrastate pipelines that ultimately redeliver to industrial end users and consumers. The Company is a wholly owned subsidiary of Chief E&D Holdings, L.P (“Chief”).

NOTE B – BASIS OF PRESENTATION

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. In the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation of our financial statements have been included.

NOTE C – NOTE RECEIVABLE

On January 23, 2012, Zahi G. & Pamela Ann Nijmeh entered into a promissory note with the Company. The promissory note is secured by a first lien mortgage on Nijmeh’s 8.437 acres of land and improvements situated in Luzerne County, Pennsylvania. This financing transaction was entered into in order for the Company to acquire title free of prior liens to an easement across the Nijmeh tract needed for construction of the Company’s Wyoming Pipeline. Monthly payments are not required. Any payments made will go first to interest, then to principal. Interest on the unpaid balance accrues at 5% per annum. The maturity date of the promissory note is the earlier of January 31, 2015 or the final resolution of a lawsuit, Zahi G. & Pamela Ann Nijmeh v. Erie Insurance Group et al., No. 2010-2224, presently pending in state court in Luzerne County. As of March 31, 2012, the total note receivable is $412,025, including $3,858 of accumulated accrued interest income.

NOTE D – AFFILIATE PAYABLE

The Company is involved in the following related party transactions with Chief Oil & Gas LLC, who funds its day to day operations and are recorded as an affiliate payable in the balance sheet.

Chief Gathering LLC

NOTES TO FINANCIAL STATEMENTS - Continued

Three months ended March 31, 2012

(Unaudited)

NOTE D – AFFILIATE PAYABLE - Continued

General and Administrative Expense – The Company has no employees. All personnel assigned to the Company are employees of Chief Oil & Gas LLC, an affiliate. Employees of Chief Oil & Gas LLC allocate their time to various Chief entities, including the Company, on a monthly basis. Those working full time for the Company allocate 100% of their time to the Company. Other Chief employees may allocate only a portion of their time to the Company. General and administrative expenses not directly charged to a specific entity (including certain rent, office supplies, insurance, public relations expenses) are allocated to the various entities based on direct labor. Total general and administrative expense, including salaries and wages, charged to us by Chief Oil & Gas LLC totaled $666,186 and $773,262 for the three months ended March 31, 2012 and March 31, 2011, respectively.

Bank Accounts and Affiliate Payable – The Company has no bank accounts. All invoices are paid by Chief Oil & Gas LLC and an intercompany billing is generated to the Company, at which time the transactions are recorded on the Company’s books. The Affiliate payable account is utilized to account for transactions between Chief Oil & Gas LLC and the Company.

Revenue and Accounts Receivable – The Company has only a few customers. It bills for its services on a monthly basis and collects the following month. Proceeds are deposited into a Chief Oil & Gas LLC account and credit is given to the Company via intercompany transactions relieving the affiliate payable account.

Inventory – Inventory is purchased by Chief Oil & Gas LLC and transferred to the Company.

Note Payable – Related Party – The Company funds its daily affiliate payable with Chief Oil & Gas LLC through a $400 million loan facility with Chief Exploration & Development LLC, an affiliate (see Note E). The Company is also a co-borrower under the credit agreement with a group of banks led by BNP Paribas bank acting as agent, as disclosed in Note E, under which its member interest is pledged. Banking fees related to the facility are for the benefit of both Chief and the Company; consequently split equally. Interest on borrowings under the credit agreement is allocated to Chief and the Company based on the borrowings of each and their respective contribution to the borrowing base.

NOTE E – NOTE PAYABLE – RELATED PARTY

The Company has a $400,000,000 loan agreement with Chief Exploration & Development, LLC. All outstanding and unpaid principal and interest is due on December 31, 2014. The unpaid principal balance of the loan bears interest at a floating rate based on the IRS’s quarterly, short-term applicable federal rate (AFR) adjusted each quarter. At March 31, 2012, the AFR rate was 0.19%. At March 31, 2012 and December 31, 2011, the Company’s accumulated interest was $133,614 and $672,246, respectively. The loan balance, including accumulated interest, was $280,200,943 and $234,481,687 at March 31, 2012 and December 31, 2011, respectively.

Chief Gathering LLC

NOTES TO FINANCIAL STATEMENTS - Continued

Three months ended March 31, 2012

(Unaudited)

NOTE E – NOTE PAYABLE – RELATED PARTY - Continued

The loan and security agreement contain covenants which relate only to the ongoing operation of the business, there are no financial covenants. The Company was in compliance with all covenants at March 31, 2012.

NOTE F – LONG TERM DEBT

The Company entered into a credit agreement, as co-borrower with an affiliate, with BNP Paribas bank on May 18, 2010. The loan agreement states a maximum credit limit of $200,000,000 with an interest rate equal to the base rate advance, as defined (generally Prime Rate plus a margin of 1% to 2%), or LIBO Rate plus a margin of 2% to 3%, depending on the amount outstanding. The maturity date of the agreement is May 18, 2014. The loan is collateralized by the member’s interest in the Company. At March 31, 2012 and December 31, 2011, the loan balance outstanding attributable to the Company was $45,000,000.

NOTE G – COMMITMENTS AND CONTINGENCIES

Litigation

The Company is involved in ongoing legal and/or administrative proceedings arising in the ordinary course of the businesses, none of which have predictable outcomes. Management believes none will have a material impact on the Company’s financial position, cash flows, or operating results.

Environmental

The Company is subject to extensive federal, state and local environmental laws and regulations. These laws, which are often changing, regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites. Environmental expenditures are expensed as incurred. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefits are expensed. Liabilities for expenditures of a noncapital nature are recorded when environmental assessment and/or remediation is probable and the costs can be reasonably estimated. Such liabilities are generally undiscounted unless the timing of cash payments is fixed and readily determinable. Management believes no liabilities of this nature existed at March 31, 2012 or December 31, 2011.

Chief Gathering LLC

NOTES TO FINANCIAL STATEMENTS - Continued

Three months ended March 31, 2012

(Unaudited)

NOTE H – MAJOR CUSTOMERS

During the three months ended March 31, 2012, the Company had four customers accounting for 29%, 18%, 13% and 10% of its total revenues, respectively. Chief Exploration & Development LLC, an affiliate, accounted for 5% of total revenues during the three months ended March 31, 2012. During the three months ended March 31, 2011, the Company had two customers accounting for 61% and 11% of its total revenues, respectively. Chief Exploration & Development LLC, an affiliate, accounted for the 11% of total revenues noted above during the three months ended March 31, 2011. As additional customers are continually added, the Company believes that the loss of these customers would not result in a material adverse effect on its operations.

NOTE I – SUBSEQUENT EVENTS

The Company evaluated its financial statements for subsequent events through May 7, 2012, the date the financial statements were available to be issued. The Company is not aware of any subsequent events which would require recognition or disclosure in the financial statements, other than the following event:

On April 9, 2012, the Company signed a definitive agreement to be acquired by Penn Virginia Resource Partners, L.P. (“PVR”) for $1.0 billion, consisting of $800 million in cash and $200 million in PVR limited partner interests. The final purchase price is subject to adjustment and will have an economic effective date of January 1, 2012.